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                                                         Exhibit 10.43

                                 PROMISSORY NOTE

$2,000,000.00 (US)                                       October 24, 1996

      ON DEMAND, FOR VALUE RECEIVED, the undersigned NORD PACIFIC LIMITED (the "Maker"), a corporation duly organized and existing under the laws of Bermuda, having a principal place of business at 22 Church Street, Hamilton, HM11, Bermuda, hereby promises to pay to the order of NORD RESOURCES CORPORATION (the "Payee"), at 8150 Washington Village Drive, Dayton, Ohio 45458, or at such other place as the Payee may, from time to time, direct by written notice to Maker, the outstanding principal amount hereunder, which shall be equal to the aggregate amount of those amounts set forth under the column titled "Advance" on the grid (the "Grid") attached hereto and hereby made a part hereof, with interest thereon at the "Prime Rate" (as defined below) plus one (1%) percent (the "Interest Rate").

      All amounts advanced hereunder shall be at the sole discretion of the Payee and nothing stated herein is intended to, nor shall be deemed to, create any obligation on behalf of the Payee to advance any funds to Maker hereunder. All amount advanced hereunder shall be endorsed by the holder hereof on the Grid. In no event shall the aggregate amount of all advances (including any interest accrued thereon) made hereunder exceed TWO MILLION ($2,000,000.00) DOLLARS in United States currency.

      Notwithstanding anything to the contrary contained herein, all amounts of principal and interest outstanding under this Note shall be due and payable within five (5) days after the closing of any public offering of securities of Maker.

      Interest on any amounts advanced under this Note at the Interest Rate shall accrue and be computed from the date of each advance until the date of payment of the principal balance hereof, and shall be due and payable on or before the fifth (5th) calendar day of each month during the term of this Note. All payments of principal and interest on this Note shall be made at the office of Payee set forth above.

      The term "Prime Rate" as used shall mean the prime (base) rate published by The Chase Manhattan Bank, N.A., as such rate may be adjusted from time to time. In the event The Chase Manhattan Bank, N.A. shall, at any time while amounts remain due to Maker from Payee under this Note, cease to publish its prime rate, then the "Prime Rate" hereunder shall be the prime
(base) rate published in the Wall Street Journal, as such rate may be adjusted from time to time.

      In the event that any amount of principal or interest under this Note is then outstanding as of March 31, 1997, the Payee, or holder of this Note, shall have the option to convert any or all of the then outstanding amount due under this Note, including accrued and unpaid interest, into fully paid and non-assessable shares of the common stock, $.01 par value (the "Common Stock"), of Maker (the "Conversion Shares") at a conversion price per share equal to the average of the high and low daily trading prices of the Common Stock on the NASDAQ National Market System (converted into American Deposit Receipts if then being traded thereon instead of Common Stock) for a period of twenty (20) trading days prior to and including March 31, 1997 (the "Conversion Value").

      In the event of conversion in full, Maker's delivery to Payee of the fixed number of shares of Common Stock into which this Note is convertible will cancel Maker's obligation to pay the


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outstanding principal amount of this Note, plus accrued interest, for the period from the issue date of this Note to the Conversion Date.

      In the event of partial conversion, the Conversion Value of the Conversion Shares will be used first to pay any accrued and unpaid interest with the remainder reducing the then unpaid principal balance due hereunder. Such reduction will be properly reflected on the Grid.

      In an Event of Default (as hereinafter defined) occurs or is continuing, then the Payee may declare the principal and interest accrued on the principal balance of this Note to be due and payable immediately, by a notice in writing to Maker, and upon any such declaration such principal and interest shall become immediately due and payable. If an Event of Default specified in paragraphs (b) or (c) of the definition of "Event of Default" below occurs, the principal of this Note, and accrued interest hereon, shall, IPSO FACTO, become immediately due and payable without any declaration or other act by any person. Maker hereby agrees to pay all reasonable costs and expenses of Payee (including, without limitation, reasonable attorneys' fees) in connection with any collection proceeding relating to this Note. In addition to the foregoing and notwithstanding anything to the contrary contained in this Note, if the Conversion Date occurs on or after an Event of Default, Payee shall continue to have the right to convert this Note into Conversion Shares, if the Payee elects to do so.

      For purposes hereof, each of the following events shall constitute an "Event of Default":

      (a) default in the timely payment of the principal and accrued interest of this Note upon demand by Payee;

      (b) the entry of a decree or order by a court having jurisdiction over the parties hereto and the subject matter hereof, adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under bankruptcy or similar law or any other applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Maker or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

      (c) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of Maker or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Maker in furtherance of any such action.

      All payments hereunder shall be made in lawful money of the United States of America.

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      All amounts paid, transferred or issued to Payee pursuant to the
Agreement and this Note shall be made free and clear of, and without any deduction or withholding on account of, taxes imposed by the United States of America. If Maker is required to make any deduction or withholding on account of any such tax then:

         (i) the amount to be paid, transferred or issued to Payee shall be increased to the extent necessary to ensure that after the making of that deduction or withholding, Payee receives on a net after tax basis what it would have received had no such withholding been required or made; and

         (ii) Maker shall indemnify Payee on an after tax basis against any such tax and all claims, liabilities and related costs and expenses of Payee in connection with the imposition or assertion of any such tax.

Notwithstanding anything to the contrary in this Note, if the Note is assigned in whole or in part and such deduction or withholding is required from the amount to be paid, transferred or issued pursuant to the Agreement and this Note to the assignee whereas it would not have been required had it been paid, transferred or issued to the original Payee, the provisions of this paragraph shall not apply.

      This Note shall be governed by and construed in accordance with the laws of the State of New York. Any provision hereof which may prove unenforceable under any law shall not affect the validity or any other provision hereof.
The Maker hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with this Note. The liability of the Maker shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented by the Payee, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

                                    NORD PACIFIC LIMITED

                                    By:  [SIGNATURE]
                                         --------------------------------
                                         Name:
                                         Title:


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